UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 30, 2008
Cavco Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-08822	56-2405642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 North Central Avenue, Suite 800, Phoenix, Arizona 85004
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number including area code: (602) 256-6263
Not applicable
(Former name or former address if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1

Item 2.02. Results of Operations and Financial Condition
     On May 1, 2008, Cavco Industries, Inc., a Delaware corporation (the “Corporation”), announced its financial results for its fiscal fourth quarter and fiscal year ended March 31, 2008. A copy of the Corporation’s press release announcing these financial results is attached as Exhibit 99.1 hereto and incorporated in this Item 2.02 by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
                  Arrangements of Certain Officers
     On April 30, 2008, Michael H. Thomas notified the Corporation of his decision not to stand for re-election to the Corporation’s Board of Directors at the annual meeting of stockholders in 2008. Mr. Thomas indicated that his decision is due to health reasons and not as a result of any disagreement with the Corporation. Mr. Thomas will continue to serve as a director of the Corporation and on the Audit and Compensation Committees until the annual meeting of stockholders, which is scheduled to be held on July 9, 2008.
Item 9.01. Financial Statements and Exhibits

Exhibit
Number	Description
99.1	Press Release dated May 1, 2008

SIGNATURES
         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVCO INDUSTRIES, INC.
By:	/s/ Daniel L. Urness
	Name:	Daniel L. Urness
	Title:	Chief Financial Officer

Date: May 1, 2008

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated May 1, 2008